EXHIBIT 99.02
United States Bankruptcy Court

Eastern District of New York
75 Clinton Street
Brooklyn, NY 11201

IN RE:	CASE NO: 1-02-11150-cec

Atlantic Hardware & Supply Corporation

SSN/TAX ID:

DEBTORS(s)

NOTICE OF DISMISSAL OF CASE

NOTICE TO DEBTOR(S), CREDITOR(S) AND INTERESTED PARTIES

Notice is hereby given that:
The above-named debtor(s) having filed a Chapter 11 petition in bankruptcy on January 28, 2002 and an order having been entered by the Honorable Carla E. Craig, United States Bankruptcy Judge, on May 18, 2005 for the dismissal of said petition.
You are notified that the petition of the above-named debtor(s) has been dismissed.
Notice is further given that if there are any outstanding filing fees due, it must be paid in full to the clerk of court upon receipt of this notice.
Dated: May 18, 2005
For the Court, Joseph P. Hurley, Clerk of Court
BLnod [Notice of Dismissal rev.9/23/02]

Firm's I.D. Code: 13-3707228

SANFORD P. ROSEN & ASSOCIATES, P.C.
Attorneys for the Debtor and
Debtor in Possession
747 Third Avenue
New York, NY 10017-2803
(212) 223-1100
Sanford P. Rosen (SR-4966)
Kenneth M. Lewis (KL-7679)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
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In re

Atlantic Hardware & Supply	Chapter 11
Corporation,	Case No. 1-02-11150-CEC
Debtor.
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ORDER DECLARING THE DISMISSAL OF
THE DEBTOR'S CHAPTER 11 CASE TO BE EFFECTIVE

Upon the motion dated February 4, 2005 of Atlantic Hardware & Supply Corporation, the above-captioned debtor and debtor in possession (the "Debtor"), by its attorneys, Sanford P. Rosen & Associates, P.C., requesting (1) the entry of an order, pursuant to section 1112(b) of the Bankruptcy Code, dismissing its chapter 11 case, and (2) such other and further relief as to this Court may seem just and proper; and the Court having entered an order dated March 15, 2005 (the "Prior Dismissal Order"), a copy of which is attached hereto, inter alia, (i) dismissing this case subject to the condition that the dismissal be effective upon the entry of a further order (the "Fee Order") determining applications of retained professional persons for allowance of final compensation and reimbursement of expenses, and (ii) directing the Debtor, upon the entry of the Fee Order, to submit an order to this Court declaring that the dismissal of this case is effective; and it appearing that Fee Orders have been entered with respect to all retained professionals; it is

NOW, on motion of Sanford P. Rosen & Associates, P.C., attorneys for the Debtor,

ORDERED, that the dismissal of this case, pursuant to the Prior Dismissal Order, be, and the same hereby is, effective as of the date hereof.

Dated:	Brooklyn, New York	/s/Carla E. Craig
	May 18, 2005	Carl E. Craig
UNITED STATES BANKRUPTCY JUDGE

CONFORM COPY	Firm's I.D. Code: 13-3707228
Hearing Date: 3/03/05
Time: 1:00 p.m.
SANFORD P. ROSEN & ASSOCIATES, P.C.
Attorneys for the Debtor and
Debtor in Possession
747 Third Avenue
New York, NY 10017-2803
(212) 223-1100
Sanford P. Rosen (SR-4966)
Kenneth M. Lewis (KL-7679)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - - - -
In re

Atlantic Hardware & Supply	Chapter 11
Corporation,	Case No. 1-02-11150-CEC
Debtor.
- - - - - - - - - - - - - - - - - - - - - - - - - -

ORDER, PURSUANT TO SECTION 1112(b) OF THE BANKRUPTCY CODE,
DISMISSING THE DEBTOR'S CHAPTER 11 CASE, EFFECTIVE UPON THE
ENTRY OF A FURTHER ORDER GRANTING APPLICATIONS OF
RETAINED PROFESSIONAL PERSONS FOR ALLOWANCE OF FINAL
COMPENSATION AND REIMBURSEMENT OF EXPENSES

Upon the motion dated February 4, 2005 (the "Motion") of Atlantic Hardware & Supply Corporation, the above-captioned debtor and debtor in possession (the "Debtor"), by its attorneys, Sanford P. Rosen & Associates, P.C., requesting (1) the entry of an order (substantially in the form annexed to the Motion), pursuant to section 1112(b) of the Bankruptcy Code, dismissing its chapter 11 case, and (2) such other and further relief as to this Court may seem just and proper; and it appearing from the certificate of service filed with this Court that due notice of the Motion and the hearing thereon has been given; and this Court, by notice of motion dated February 4, 2005, having convened a hearing on the Motion on March 3, 2005 (the "Hearing"); and after hearing Sanford P. Rosen & Associates, P.C., attorneys for the Debtor, Sanford P. Rosen, Esq., of counsel, in support of the Motion; and after hearing such other parties whose identities are set forth on the record of the Hearing; and it having been

FOUND: that

(1)    This Court has jurisdiction to consider the Motion as a core proceeding pursuant to 28 U.S.C. §§ 157 and 1334;

(2)    Sufficient notice of the Motion was duly served upon all parties required to receive notice thereof pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Local Rules of this Court;

(3)    The legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and

(4)    Dismissal of the Debtor's case is in the best interest of the Debtor's estate and its creditors; it is

NOW, on motion of Sanford P. Rosen & Associates, P.C., attorneys for the Debtor,

ORDERED, that, pursuant to section 1112(b) of the Bankruptcy Code, this case is hereby dismissed, provided, however, that such dismissal shall be effective upon the entry of a further order (the "Fee Order") determining applications of retained professional persons for allowance of final compensation and reimbursement of expenses; and it is further

ORDERED, that upon the entry of the Fee Order, the Debtor shall submit a separate order to this Court declaring that the dismissal of this case, as provided herein, is effective; and it is further

ORDERED, that a hearing to consider the allowance of final compensation and reimbursement of expenses will be held on April 14, 2005 at 1:00 p.m.; and it is further

ORDERED, that, for good cause having been shown in the Motion, notwithstanding the provisions of section 349(b) of the Bankruptcy Code to the contrary, neither the entry of this Order nor the dismissal of this case shall in any way alter the rights acquired in reliance on the case or otherwise affect any of the orders of this Court that were entered during this case; and it is further

ORDERED, that the Debtor shall pay all fees due as of the date of this Order to the United States Trustee pursuant to 28 U.S.C. § 1930; and it is further

ORDERED, that this Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation of this Order.

Dated:	Brooklyn, New York	/s/Carla E. Craig
	March 15, 2005	Carla E. Craig
UNITED STATES BANKRUPTCY JUDGE